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                                                                    EXHIBIT 3.25

                            ARTICLES OF INCORPORATION

                                       OF

                       NEW ENGLAND TREATMENT COMPANY, INC.

         The undersigned acting as incorporator of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopts the following Articles of Incorporation for such corporation:

         FIRST. The name of the corporation is New England Treatment Company,
Inc.

         SECOND. The period of its duration is (if perpetual, so state) perpetual.

         THIRD. The purpose or purposes for which the corporation is organized are: To provide treatment for sewage, industrial waste and residuals and to transact any other lawful business permitted from tide to time under the Rhode Island Business Corporation Act.

         The corporation shall have power: (See Section 7-1.1-4 of the General Laws, 1956, as amended.)

         (a) To have perpetual succession by its corporate name.
         (b) To sue and be sued, complain and defend, in its corporate name.
         (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
         (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.
         (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.
         (f) To lend money and to use its credit to assist its employees.
         (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.
         (h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.
         (i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.
         (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.
         (k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.


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         (1) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.
         (m) To make donations for the public welfare or for charitable, scientific or educational purposes.
         (n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.
         (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.
         (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.
         (q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.
         (r) To have and exercise all powers necessary or convenient to effect its purposes.

         FOURTH. The aggregate number of shares which the corporation shall have authority to issue is 8,000 shares of two classes:

         a voting class of 10 common shares having One Dollar ($1.00) par value per share with voting rights and a non-voting class of 7990 shares having One Dollar ($1.00) par value per share with no voting rights.

         FIFTH. The provisions relating to preemptive rights of the shareholders of the corporation shall be as follows:

                  The shareholders of the corporation shall be entitled to a preemptive right, for a period of thirty (30) days following the notice hereinafter referred to, to subscribe for, purchase or otherwise acquire in the proportions which their holdings of the shares of the common stock of the corporation bear to the outstanding common stock, any shares of the same class of the corporation, any equity and/or voting shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of the same class of the corporation or of equity and/or voting shares of any class of the corporation or for the purchase of any shares, bonds securities or obligations of the corporation which are convertible into, or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of the same class of the corporation or equity and/or voting shares of any class of the corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer or grant is for cash, property or any other lawful consideration. The preemptive rights granted herein shall be deemed waived by any shareholder who does not so exercise them and pay for the shares, rights, options, bonds, securities or obligations within said thirty (30) days of receipt of notice in writing from the corporation stating the price, terms and conditions of the offering. After the expiration of said thirty (30) days, any and all of such shares, rights, options, bonds, securities or obligations of the corporation may be issued, reissued, transferred or granted by the corporation, as the case may be, to such persons, firms, corporations and associations, and


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for such lawful consideration, and on such terms as the corporation in its discretion may determine. As used herein, the terms "equity shares" and "voting shares shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights.

                  The provisions contained herein are in lieu of the provisions on preemptive rights contained in Section 7-1.1-24 of the Rhode Island business corporation act.

         SIXTH. For the regulation of the business and the conduct of the internal affairs of the corporation, it is provided as follows:

                  The corporation may, from time to time, and in conformity with the provisions of the Rhode Island business corporation act, distribute to its shareholders, directly or by the purchase of its own shares, a portion of its assets, in cash or property out of the unreserved and unrestricted capital surplus of the corporation.

         SEVENTH. The address of the initial registered office of the corporation is One Old Stone Square, Providence, RI 02903 and the name of its initial registered agent at such address is James H. Hahn.

         EIGHTH. The number of directors constituting the initial board of directors of the corporation is six and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are

         Name                        Address
         ----                        -------

         To be elected

         NINTH. The name and address of each incorporator is:

         Name                        Address
         ----                        -------

         James H. Hahn               One Old Stone Square, Providence, RI  02903

         TENTH. Corporate existence to begin upon filing

Dated: April 9, 1987


                                                /s/   James H. Hahn
                                                --------------------------------
                                                James H. Hahn


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                           _
STATE OF RHODE ISLAND       |
                            |-
COUNTY OF PROVIDENCE       _|

         In the City of Providence in said county this 9th day of April, A.D. 1987 then personally appeared before me James H. Hahn known to me and known by me to be the party executing the foregoing instrument, and they severally acknowledged said instrument by him subscribed to be his free act and deed.


                                       (/s/ Notary Public)
                                       -----------------------------------------
                                       Notary Pubic

                                       Notary Public
                                       My Commission Expires:
                                                             -------------------

                                       (Stamp)